Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


									December 21, 2010

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: Rule 24f-2 Notice for The Prudential Investment Portfolios, Inc.
		File Nos. 33-61997 and 811-07343

	On behalf of The Prudential Investment
Portfolios, Inc. enclosed for filing under the Investment
Company Act of 1940 is one copy of the Rule 24f-2 Notice.
This document has been filed using the EDGAR system.
Should you have any questions, please contact me at (973) 367-1220.


 Very truly yours,


/s/M. Sadiq Peshimam
  M. Sadiq Peshimam
 Assistant Treasurer